As filed with the Securities and Exchange Commission on June 19, 1998
                                                   Registration No. 333-_______

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549
                              ---------------------------
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                              ---------------------------
                                SOFTNET SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

           NEW YORK                                           11-1817252
(State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                                  520 Logue Avenue
                              Mountain View, CA 94043
                                   (650) 962-7470
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Dr. Lawrence B. Brilliant
                       Chief Executive Officer and President
                               SoftNet Systems, Inc.
                                  520 Logue Avenue
                              Mountain View, CA 94043
                                   (650) 962-7470
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------------
                                      Copy to:
                             Thomas W. Kellerman, Esq.
                               Jason G. Wilson, Esq.
                               Two Embarcadero Place
                                   2200 Geng Road
                                Palo Alto, CA 94303
                                   (650) 424-0160
                              ---------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                              ---------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./__/

                          CALCULATION OF REGISTRATION FEE

         ------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF                      AMOUNT TO         PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE REGISTERED                 BE REGISTERED      OFFERING PRICE PER    AGGREGATE PRICE OFFERING    REGISTRATION FEE
                                                                     UNIT (1)
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value (2) . . . .   2,495,309(2) (3)       $11.6875                $29,163,924               $8,604
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales price of a share of Common Stock of the Registrant on the American Stock Exchange as reported in the consolidated reporting system on June 15, 1998.
(2) Consists of Common Stock issuable upon exercise of certain stock purchase warrants (the "Warrants"), conversion of 5% Convertible Subordinated Debentures due 2002 (the "Debentures"), and conversion of Series B Convertible Preferred Stock (the "Series B Preferred Stock").
(3) The shares of Common Stock set forth in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, includes the maximum number of shares of Common Stock underlying the Debentures, the Series B Preferred Stock and the Warrants, and, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock that may become issuable as a result of any stock splits, stock dividends or anti-dilution provisions (including by reason of the floating rate conversion price mechanism and certain other adjustments, as set forth in the Amended and Restated Certificate of Incorporation designating the terms of the Series B Preferred Stock).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED JUNE 19, 1998

PROSPECTUS

                               SOFTNET SYSTEMS, INC.
                          2,495,309 Shares of Common Stock
                                 ($0.01 par value)

     This Prospectus covers the sale from time to time of up to 2,495,309 shares (the "Shares") of Common Stock, par value $0.01 per share ("Common Stock"), of SoftNet Systems, Inc., a New York corporation (the "Company"), by certain shareholders of the Company (the "Selling Shareholders"). The Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest may from time to time sell the Shares directly or through one or more broker-dealers, in one or more transactions on the American Stock Exchange, in privately negotiated transactions, through the writing of options on the Shares, short sales or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Shares of Common Stock includes the maximum number of shares of Common Stock underlying certain stock purchase warrants (the "Warrants"), the Company's 5% Convertible Subordinated Debentures due 2002 (the "Debenture") and the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock that may become issuable as a result of any stock splits, stock dividends or anti-dilution provisions (including by reason of the floating rate conversion price mechanism and certain other adjustments, as set forth in the Amended and Restated Certificate of Incorporation designating the terms of the Series B Convertible Preferred Stock).

     The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed with the Selling Shareholders to register the Shares offered hereby and to pay the expenses incident to the registration and offering of the Shares, except that the Selling Shareholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Shareholders.

     The Company's Common Stock is listed on the American Stock Exchange under the symbol "SOF." On June 18, 1998, the last reported sales price of the Common Stock on the American Stock Exchange was $12.125 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus is to be used solely in connection with sales of the Shares from time to time by the Selling Shareholders.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                   The date of this Prospectus is June 19, 1998.

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, the registration statement related to this offering and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street N.W., Washington D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or accessed electronically on the Commission's home page on the World Wide Web at http://www.sec.gov. In addition, reports, proxy statements and other information filed by the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006, upon which the Common Stock of the Company is traded.

     The Company has filed with the Commission, a Registration Statement on Form S-3 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act, covering the sale of the Shares by the Selling Shareholders from time to time. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements made in the Prospectus as to the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description. Each such statement is qualified in its entirety by such reference.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-5270) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

     2. The Company's Proxy Statement on Schedule 14A filed with the Commission on January 28, 1998.

     3. The Company's Current Report on Form 8-K filed with the Commission on February 12, 1998.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

     5. The Company's Current Report on Form 8-K filed with the Commission on April 24, 1998.

     6. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     7. The Company's Current Report on Form 8-K filed with the Commission on June 1, 1998.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date such documents were filed. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Mark A. Phillips, Treasurer, SoftNet Systems, Inc., 520 Logue Avenue, Mountain View, California 94043.

                                  USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                              THE SELLING SHAREHOLDERS

     The following table sets forth certain information regarding the Selling Shareholders, including (i) the name of each Selling Shareholder, (ii) the number of Shares beneficially owned by each Selling Shareholder as of May 31, 1998 and (iii) the maximum number of Shares that may be offered hereby. The information presented is based on data furnished to the Company by the Selling Shareholders. Percentage ownership is based upon 7,607,462 shares of Common Stock outstanding on May 31, 1998.

     The number of shares that may be actually sold by each Selling Shareholder will be determined by such Selling Shareholder. Because each Selling Shareholder may sell all, some or none of the shares of Common Stock which each holds, and because the offering contemplated by this Prospectus is not currently being underwritten, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

     Pursuant to Rule 416 of the Securities Act, Selling Shareholders may also offer and sell additional shares of Common Stock issued with respect to the Warrants, the Debentures or the Series B Preferred Stock as a result of stock splits, stock dividends and anti-dilution provisions.


                                                                SHARES BENEFICIALLY OWNED   SHARES BEING
                                                                    PRIOR TO OFFERING         OFFERED
                                                                  ---------------------      ---------
                                                                NUMBER          PERCENT
                                                                ------          -------
RGC International Investors, LDC (1) . . . . . . . . .       1,581,631(2)       17.6%      1,980,000(3)
R.C.W. Mauran. . . . . . . . . . . . . . . . . . . . .         553,526(4)        7.0%        175,000(5)
Dale H. Sizemore, Jr.  . . . . . . . . . . . . . . . .         150,716(6)        2.0%         25,000(7)
Shoreline Associates I, LLC (1)  . . . . . . . . . . .          95,758(8)        1.2%        220,000(9)
Harlan P. Kleiman. . . . . . . . . . . . . . . . . . .          52,800(7)           *         40,000(7)
James L. Kropf . . . . . . . . . . . . . . . . . . . .           8,000(7)           *          5,000(7)
Steve Lamar. . . . . . . . . . . . . . . . . . . . . .           7,400(7)           *          5,000(7)
Lawrence Fleischman  . . . . . . . . . . . . . . . . .           5,154(7)           *          5,154(7)
Linda Cappello   . . . . . . . . . . . . . . . . . . .           3,093(7)           *          3,093(7)
Gerard Cappello  . . . . . . . . . . . . . . . . . . .           2,062(7)           *          2,062(7)
Bryan Dancer.. . . . . . . . . . . . . . . . . . . . .          25,000(7)           *         25,000(7)
Rick Prosser.. . . . . . . . . . . . . . . . . . . . .          15,666(10)          *         10,000(7)

-------------------------
*    Less than 1%.

(1) The number of shares of Common Stock actually issued upon conversion of the Series A and Series B Convertible Preferred Stock of the Company (collectively referred to herein as the Series A and Series B Preferred Stock) is indeterminable as of the date of this Prospectus. The number of shares of Common Stock set forth in the foregoing table for these Selling Shareholders reflect the number of shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") at a conversion price of $8.28 per share of Common Stock, and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at a conversion price of $13.20 per share of Common Stock, which are the conversion prices in effect as of the date of this Prospectus.

(2) Consists of (i) 199,946 shares of Common Stock, (ii) 330,000 shares of Common Stock issuable upon exercise of the Warrants, (iii) 369,867 shares of Common Stock issuable upon conversion of the Series A Preferred Stock at the conversion price in effect as of the date of this Prospectus, and (iv) 681,818 shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the conversion price in effect as of the date of this Prospectus, held by such Selling Shareholder. The actual number of shares of Common Stock issuable upon conversion of the Series A and Series B Preferred Stock is indeterminable and is subject to adjustment based on various factors, including the floating rate conversion price mechanism contained in the terms of the Series A and Series B Preferred Stock. The Company has reserved up to 1,093,466 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock. The maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by this Selling Stockholder is 1,800,000. If this Selling Shareholder obtained these share amounts upon conversion of the Series A and Series B Preferred Stock that it owns, then its ownership position, including shares of Common Stock owned and underlying its Warrants, would total 3,223,466 shares of Common Stock, or 29.8% of the outstanding shares of Common Stock of the Company. Pursuant to the agreements under which both the Series A and Series B Preferred Stock were issued, the shareholder is required to give notice of a conversion that would bring such shareholder's total ownership of the Common Stock to 4.99% or greater, as determined in accordance with Section 13(d) of the Exchange Act.

(3) Consists of (i) 180,000 shares of Common Stock issuable upon exercise of warrants, and (ii) 1,800,000 shares of Common Stock, which represents the maximum number of shares potentially issuable upon conversion of the Series B Preferred Stock held by such Selling Shareholder. The actual number of shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock is indeterminable as of the date of this Prospectus, and is subject to adjustment. The number of shares of Common Stock actually issued upon conversion of the Selling Shareholder's
     Series B Preferred Stock could be materially less than the 1,800,000 set forth above, depending on various factors, including the floating rate conversion price mechanism contained in the Series B Preferred Stock.

(4) Consists of (i) 292,407 shares of Common Stock, (ii) 81,481 shares of Common Stock issuable upon the conversion of $660,000 of the Company's 6% Convertible Subordinated Debentures due February 28, 2002 and (ii) 179,638 shares of Common Stock issuable upon the conversion of $1,212,556 of the Company's 9% Convertible Subordinated Debentures due September 15, 2000.

(5) Consists of 175,000 shares of Common Stock issuable upon the conversion of $1,443,750 of the Company's 5% Convertible Subordinated Debenture due September 30, 2002, which is not convertible until January 1, 1999.

(6) Consists of (i) 125,716 shares of Common Stock, and (ii) 25,000 shares of Common Stock issuable upon the exercise of stock purchase warrants.

(7) Consists of shares of Common Stock issuable upon the exercise of stock purchase warrants.

(8) Consists of (i) 20,000 shares of Common Stock issuable upon exercise of Warrants, and (ii) 75,758 shares of Common Stock issuable upon conversion of Series B Preferred Stock at the conversion price in effect as of the date of this Prospectus, held by such Selling Shareholder.
     The actual number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is indeterminable and is subject to adjustment based on various factors, including the floating rate conversion price mechanism contained in the terms of the Series B Preferred Stock. The maximum number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock held by this Selling Shareholder is 200,000. If this Selling Shareholder obtained these share amounts upon conversion of the Series B Preferred Stock that it owns, then its ownership position, including shares of Common Stock owned and underlying its Warrants, would total 220,000 shares of Common Stock, or 2.8% of the outstanding shares of Common Stock of the Company. In addition, two owners of the Selling Shareholder own unvested stock purchase options in the aggregate of 100,000 shares, issued pursuant to such consulting agreements with the Company.

(9) Consists of (i) 20,000 shares of Common Stock issuable upon exercise of warrants, and (ii) 200,000 shares of Common Stock, which represents the maximum number of shares potentially issuable upon conversion of the Series B Preferred Stock held by such Selling Shareholder. The actual number of shares of Common Stock reserved for issuance upon conversion of the Series B Preferred Stock is indeterminable as of the date of this Prospectus, and is subject to adjustment. The number of shares of Common Stock actually issued upon conversion of the Selling Shareholder's
     Series B Preferred Stock could be materially less than the 200,000 set forth above, depending on various factors, including the floating rate conversion price mechanism contained in the Series B Preferred.

(10) Consists of (i) 5,666 shares of Common Stock issuable upon the exercise of employee stock options and (ii) 10,000 shares of Common Stock issuable upon the exercise of stock purchase warrants.


RELATIONSHIPS WITH THE COMPANY


     On December 31, 1997, Registrant issued to RGC International Investors, LDC ("RGC"), 5,000 shares of Series A Preferred Stock and warrants to purchase 150,000 shares of Common Stock ("RGC Series A Warrants") pursuant to a Securities Purchase Agreement. The Series A Preferred Stock is convertible at a price based upon the market price for the Common Stock during the trading period preceding conversion but not more than $8.28 per share. The RGC Series A Warrants are exercisable at $7.95 per share. Any Series A Preferred Stock outstanding on December 31, 2000 will be automatically converted into Common Stock and the RGC Series A Warrants expire on December 31, 2001. The RGC Series A Warrants require adjustments of the exercise price and the number of shares of Common Stock issuable if the Company issues additional shares of Common Stock (other than pursuant to presently outstanding warrants and other convertible securities, as well as under Board approved employee/director option plans) at prices less than the then market price. The Series A

Preferred Stock is subject to redemption or automatic conversion, at the Company's option, at 118% of stated value per share ($1,000), and the Company is subject to penalties, under a variety of circumstances, including failure to list the underlying Common Stock on the American Stock Exchange and failure to register the resale of the underlying Common Stock under the Securities Act. At the Company's option, the Series A Preferred Stock may be redeemed after December 31, 1998 at the greater of Parity Value (as defined therein) or 130% of its stated value. The Series A Preferred Stock is entitled to dividends, at the rate of 5% per annum, payable in cash or, at the Company's election, in additional shares of Series A Preferred Stock.
The sale of the Preferred Stock and the RGC Series A Warrants was arranged by Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("SPIF"), which received a fee of $250,000 plus warrants to purchase 20,000 shares of Common Stock, exercisable at $6.625 and expiring on December 31, 2000. The warrants issued to SPIF were allocated among Messrs. Kleiman, Kropf and Lamar, among others.

     On May 29, 1998, Registrant issued to RGC and Shoreline Associates I, LLC ("Shoreline"), an aggregate of 10,000 shares of Series B Preferred Stock and warrants to purchase an aggregate 200,000 shares of Common Stock ("Series B Warrants") pursuant to a Securities Purchase Agreement. The Series B Preferred Stock is convertible at $13.20 per share until March 1, 1999, and thereafter at a price potentially based upon the market price for the Common Stock during the trading period preceding conversion, which may be higher or lower than $13.20 per share. The Series B Warrants are exercisable at $13.75 per share. Any Series B Preferred Stock outstanding on May 28, 2001 will be automatically converted into Common Stock and the Series B Warrants expire on May 28, 2002. The Series B Warrants require adjustments of the exercise price and the number of shares of Common Stock issuable if the Company issues additional shares of Common Stock (other than pursuant to presently outstanding warrants and other convertible securities, as well as under Board approved employee/director option plans) at prices less than the then market price. In no event will the Series B Preferred Stock be convertible into more than 2,000,000 shares of Common Stock. The Series B Preferred Stock is subject to redemption or automatic conversion, at the Company's option, at the greater of 120% of stated value per share ($1,000) or the Parity Value (as defined), and the Company is subject to penalties, under a variety of circumstances, including failure to list the underlying Common Stock on the American Stock Exchange and failure to register the resale of the underlying Common Stock under the Securities Act. At the Company's option, the Series B Preferred Stock may be redeemed after November 29, 1999 at the greater of Parity Value (as defined therein) or 120% of its stated value. The Series B Preferred Stock is entitled to dividends, at the rate of 5% per annum, payable in cash or, at the Company's election, in additional shares of Series B Preferred Stock. The sale of the Preferred Stock and the Series B Warrants was arranged by SPIF, which received a fee of $500,000 plus warrants to purchase 50,000 shares of Common Stock, exercisable at $11.00 and expiring on May 28, 2002. The warrants issued to SPIF were allocated among Messrs. Kleiman, Kropf and Lamar.

     Sean Doherty and Atam Lalchandani are owners of Shoreline. Mr. Doherty is currently a member of the Company's Board of Directors and Mr. Lalchandani is currently a consultant to the Company. Shoreline is unrelated to SPIF.


     Mr. Prosser is a general manager in the Company's Telecommunications Division.


                                PLAN OF DISTRIBUTION


     The Company will not receive any proceeds from the sale of the Shares offered hereby. The Selling Shareholders have advised the Company that the Shares may be sold by the Selling Shareholders or their respective pledgees, donees, transferees or successors in interest, in one or more transactions (which may involve one or more block transactions) on the American Stock Exchange, in sales occurring in the public market of such Exchange, in privately negotiated transactions, through the writing of options on shares, short sales or in a combination of such transactions; that each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices or such other price as the Selling Shareholders determine from time to time; that some or all of the Shares may be sold directly to market makers acting as principals or through brokers acting on behalf of the Selling Shareholders or as agents for themselves or their customers or to dealers for resale by such dealers; and that in connection with such sales such brokers and dealers may receive compensation in the form of discounts and commissions from the Selling Shareholders and may receive commissions from the purchasers of Shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). The Selling Shareholders shall have sole discretion not to accept any purchase offer or make any sale of Shares if they deem the purchase price to be unsatisfactory at any time. Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any of the Shares from or through such broker or dealer. The Company has been advised that, as of the date hereof, none of the Selling Shareholders have made any arrangements with any broker for the sale of their Shares. There can be no assurance that all or any of the Shares being offered hereby will be issued to, or sold by the Selling Shareholders.

     In offering the Shares covered hereby, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.


     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations under Regulation M, any person engaged in the distribution of the shares may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the Common Stock of the Company for a period of five business days prior to the commencement of such distribution and until its completion. In addition and without limiting the foregoing,, each Selling Shareholder will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders.


     The Company will bear all expenses of the offering of the Shares, except that the Selling Shareholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Shareholders.


     Pursuant to the terms of registration rights agreements with certain of the Selling Shareholders, the Company has agreed to indemnify and hold harmless such Selling Shareholders from certain liabilities under the Securities Act.


                                       EXPERT


     The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1997 have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                      PART II


                       INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following are the expenses (estimated except for the SEC registration fee) for the issuance and distribution of the securities being registered, all of which will be paid by the Registrant.

     SEC registration fee. . . . . . . . . . . . . . . .  $ 8,604
     Fees and expenses of counsel. . . . . . . . . . . .   20,000
     Fees and expenses of accountants. . . . . . . . . .   10,000
     Listing fees. . . . . . . . . . . . . . . . . . . .   17,500
     Transfer agent fees . . . . . . . . . . . . . . . .    5,000
     Miscellaneous . . . . . . . . . . . . . . . . . . .   17,500
                                                          -------
         Total . . . . . . . . . . . . . . . . . . . . .  $78,604

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The New York Business Corporation Law and the By-laws of the Registrant provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.


     The Company's Certificate of Incorporation provides that no contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of the Company is or are interested in or is a director or officer, or are directors or officers, of such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contractor transaction of the Company, or in which the Company is interested, and no contract, act or transaction of the Company with any person or persons, firms or corporations shall be affected or invalidated by the fact that any director or directors of the Company is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director of the Company is hereby relieved from any liability that might otherwise exist from contracting with the Company for the benefit of himself or any firm or corporation in which he may be in anyway interested.


     The Company's Bylaws provide that the Company may indemnify any person made, or threatened to be made, a party to a civil or criminal action or proceeding (other than one by or in the right of the Company to procure a judgment in its favor), by reason of the fact that he was a director or officer of the Company, or serves another entity in any capacity at the request of the Company, against judgments, fines, settlement amounts and reasonable expenses, including actual and necessary attorneys' fees, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other entity, not opposed to, the best interest of the Company, and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful ("Good Faith"). The termination of any such action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in Good Faith.


     Under the Company's Bylaws, a person who has been successful, on the merits or otherwise, in the defense of an action or proceeding described above shall be entitled to indemnification. Except as provided in immediately preceding sentence, any indemnification under the above paragraph or otherwise permitted by Section 721 of the New York Business Corporation Law, unless ordered by a court of competent jurisdiction, shall be made by the Company, only if authorized in the specific case: (i) by the Board of Directors acting by a quorum consisting of disinterested directors, or (ii) if a quorum is not obtainable or a quorum of disinterested directors so directs, by the Board, upon the opinion of independent legal counsel that indemnification is proper in the circumstances, or by the shareholders.

     Under the Company's Bylaws, the Company may indemnify any person made, threatened or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of this fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other entity against amounts paid in settlement and reasonable expenses, including actual and necessary attorneys, fees, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other entity, not opposed to, the best interest of the Company, except, that no indemnification under this paragraph shall be made in respect of (i) a threatened action, or a pending action if settled or otherwise disposed of, or
(ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines that the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.


     Under the Company's Bylaws, the Company shall have the power to purchase and maintain insurance to satisfy its indemnification obligations hereunder, or to indemnify directors and officers in instances in which they may not otherwise be indemnified by the Company under certain circumstances. No insurance may provide for any payment, other than the cost of defense, to or on behalf of any director or officer: (i) if it is established that his acts were committed in bad faith or with deliberate dishonesty, were material to the cause of the adjudicated action, or that he personally and illegally gained a financial profit or other advantage, or (ii) in relation to any risk, the insurance of which is prohibited under New York state insurance law.


     Under the Company's Bylaws, the indemnification and advancement of expenses shall not be deemed the exclusive right of any other rights to which a director or officer may be entitled, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally and illegally gained a financial profit or other advantage. No indemnification, advancement or allowance shall be made in any circumstances if (i) the indemnification would be inconsistent with a provision of the Company's Certificate of Incorporation, By-laws, Board or shareholders resolutions, an agreement or other proper corporate action, that is in effect at the time of the accrual of the alleged cause of action, which prohibits or limits indemnification, or (ii) the court states that indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in a court-approved settlement. If any amounts are paid by indemnification, otherwise than by court order or action by the shareholders, the Company shall mail to its voting shareholders, a statement describing the terms of the indemnification and any corporate action taken with respect to the indemnification.


     The Registrant maintains directors and officers liability insurance covering all directors and officers of the Registrant against claims arising out of the performance of their duties.


ITEM 16.  EXHIBITS.

Exhibit
Number    Description of Exhibit

 4.1+     Amended and Restated Certificate of Incorporation.
 4.2      By-Laws, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended
          September 30, 1993).
 5.1+     Opinion of Brobeck, Phleger & Harrison L.L.P.
23.1+     Consent of Brobeck, Phleger & Harrison L.L.P. (included as part of
          Exhibit 5.1).
23.2+     Consent of Coopers & Lybrand L.L.P.
24.1+     Powers of Attorney (included on signature page of the Registration
          Statement).
99.1+     Form of Common Stock Purchase Warrant Certificate issued to purchasers of the Series B Preferred Stock dated May 28, 1998.
99.2+     Form of Common Stock Purchase Warrant Certificate issued to
          Assignees of Shoreline Pacific Institutional Finance dated May 28,
          1998.
99.3+     Securities Purchase Agreement by and among the Company and the
          Buyers (as defined therein), dated as of May 28, 1998.
99.4+     Registration Rights Agreement by and among the Company and the
          Initial Investors (as defined therein), dated as of May 28, 1998.
99.5*     Escrow Agreement by and among the Company, the Buyers (as defined therein), SPIF and the Escrow Holder (as defined therein), dated as of May 28, 1998.
99.6+     Opinion of Brobeck, Phleger & Harrison L.L.P. regarding the sale of the Series B Preferred Stock, dated May 28, 1998.

          * To be filed by Amendment
          + Filed herewith

ITEM 17. UNDERTAKINGS.

     1. (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of' 1933 (the "Securities Act");

               (ii) To reflect. in the prospectus any facts or events arising after the date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in any information in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) The undersigned Registrant hereby undertakes that, for determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (c) The undersigned Registrant hereby undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

          (d) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that- is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mountain View, California on June 19, 1998


                                   SOFTNET SYSTEMS, INC.



                                     By:  /s/ DR. LAWRENCE BRILLIANT
                                          --------------------------------
                                          Dr. Lawrence B. Brilliant
                                          President and Chief Executive Officer


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint, jointly and severally, Dr. Lawrence B. Brilliant and Mark A. Phillips, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 19, 1998.

SIGNATURE                                         TITLE



/s/ RONALD I. SIMON                               Chairman of the Board
-------------------------------------
Ronald I. Simon



/s/ DR. LAWRENCE BRILLIANT                        Vice Chairman of the Board,
-------------------------------------             President and Chief Executive
Dr. Lawrence B. Brilliant
Officer



/s/ GARRETT J. GIRVAN                             Chief Operating Officer and
-------------------------------------             Chief Financial Officer
Garrett J. Girvan



/s/ MARK A. PHILLIPS                              Secretary, Treasurer and
-------------------------------------             Chief Accounting Officer
Mark A. Phillips



/s/IAN B. AARON                                   Director
-------------------------------------
Ian B. Aaron


                                     II-4


/s/ JOHN G. HAMM                                  Director
-------------------------------------
John G. Hamm



                                                  Director
-------------------------------------
Edward A. Bennett



                                                  Director
-------------------------------------
Sean P. Doherty



                                                  Director

-------------------------------------
Robert C. Harris

                                 EXHIBIT INDEX


Exhibit
Number    Description of Exhibit

 4.1+     Amended and Restated Certificate of Incorporation.
 4.2      By-Laws, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended
          September 30, 1993).
 5.1+     Opinion of Brobeck, Phleger & Harrison L.L.P.
23.1+     Consent of Brobeck, Phleger & Harrison L.L.P. (included as part of
          Exhibit 5.1).
23.2+     Consent of Coopers & Lybrand L.L.P.
24.1+     Powers of Attorney (included on signature page of the Registration
          Statement).
99.1+     Form of Common Stock Purchase Warrant Certificate issued to purchasers of the Series B Preferred Stock dated May 28, 1998.
99.2+     Form of Common Stock Purchase Warrant Certificate issued to
          Assignees of Shoreline Pacific Institutional Finance dated May 28,
          1998.
99.3+     Securities Purchase Agreement by and among the Company and the
          Buyers (as defined therein), dated as of May 28, 1998.
99.4+     Registration Rights Agreement by and among the Company and the
          Initial Investors (as defined therein), dated as of May 28, 1998.
99.5*     Escrow Agreement by and among the Company, the Buyers (as defined therein), SPIF and the Escrow Holder (as defined therein), dated as of May 28, 1998.
99.6+     Opinion of Brobeck, Phleger & Harrison L.L.P. regarding the sale of the Series B Preferred Stock, dated May 28, 1998.

------------
*  To be filed by Amendment
+  Filed herewith